99.1 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA Exhibit 99.2

Company Overview Company Information 3 Second Quarter and Year-to-Date 2017 Highlights 4 Financial Highlights 6 Company Snapshot 7 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 8 Capitalization, Interest Expense and Covenants 9 Debt Composition and Maturity Schedule 10 Portfolio Information Investment Activity 11 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 12 Development Summary and Capital Expenditures 13 Same-Property Performance and NOI 14 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 15 Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations 16 Key Health System Relationships and In-House Property Management and Leasing Platform 17 Health System Relationship Highlights 18 Financial Statements Condensed Consolidated Balance Sheets 19 Condensed Consolidated Statements of Operations 20 Condensed Consolidated Statements of Cash Flows 21 Reporting Definitions 22 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $6.8 billion primarily in MOBs and other healthcare assets comprising 24.0 million square feet of GLA. Our investments are targeted in 15 to 20 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com. Company Overview Executive Management Scott Peters I Chairman, Chief Executive Officer and President Robert Milligan I Chief Financial Officer, Secretary and Treasurer Amanda Houghton I Executive Vice President - Asset Management Keith Konkoli I Executive Vice President - Development Ann Atkinson I Senior Vice President - Acquisitions Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 3

Second Quarter 2017 Highlights Operating • Net Income (Loss) Attributable to Common Stockholders: Decreased to $(5.9) million net loss, compared to Q2 2016. Earnings per diluted share decreased to $(0.03) per diluted share, compared to Q2 2016. Total revenues increased $26.6 million due to the continued growth in HTA’s operations, however, the increase in revenues was primarily offset by the increase in transaction expenses related to second quarter investments, including the loss on extinguishment of debt related to the bridge facility fees paid in connection with the Duke acquisition. • Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 1.7%, to $54.2 million, compared to Q2 2016. FFO per diluted share decreased 21.1%, to $0.30 per diluted share, compared to Q2 2016. • Normalized FFO: Increased 23.3%, to $69.6 million, compared to Q2 2016. Normalized FFO per diluted share decreased 2.5%, to $0.39 per diluted share, compared to Q2 2016. • Normalized Funds Available for Distribution (“FAD”): Increased 21.1%, to $60.6 million, compared to Q2 2016. • Same-Property Cash Net Operating Income (“NOI”): Increased $2.2 million, or 3.1%, to $75.0 million, compared to Q2 2016. Same-Property rental revenue increased $1.6 million, or 1.9%, to $85.6 million, compared to Q2 2016. Portfolio • Investments: During the quarter, HTA had investments of $2.6 billion totaling approximately 6.2 million square feet of GLA that were 92% leased as of the date of acquisition and included the following: ◦ HTA announced potential investments of $2.75 billion of the Duke Realty medical office business and development platform (collectively, the “Duke Assets”), with $2.2 billion closing during the quarter following the exclusion of 11 properties valued at $494.9 million, primarily subject to rights of first offer and/or rights of first refusal in favor of unrelated third parties. The Duke Assets totaled approximately 4.9 million square feet of GLA that were 93% leased as of the date of acquisition and 91% of the acquired GLA were located in certain of HTA’s 15 to 20 existing key markets. Of the remaining Duke Assets, three properties closed in July 2017 for an aggregate purchase price of $131.7 million totaling approximately 245,000 square feet of GLA. The remaining parcel of land for $5.1 million is expected to close in the second half of 2017. ◦ In addition, HTA completed investments of $390.5 million totaling approximately 1.3 million square feet of GLA that were 89% leased as of the date of acquisition and located substantially in certain of HTA’s 15 to 20 key markets. • Development Platform Acquisition: During the quarter, HTA completed its acquisition of Duke’s development and construction platform as part of the Duke acquisition. This best-in-class development platform, renamed HTA-Development, has developed over $1.0 billion in medical real estate assets over the last 10 years. As part of the transition, HTA also announced the appointment of Keith Konkoli to the newly created position of Executive Vice President - Development. Mr. Konkoli will be responsible for HTA- Development’s national development and construction activities and will lead a team of 15 experienced professionals. • Leasing: HTA entered into new and renewal leases on approximately 519,000 square feet of GLA, or 2.2%, of its portfolio. Tenant retention for the Same-Property portfolio was 78% by GLA for the quarter, which included approximately 544,000 square feet of GLA of expiring leases. Renewal leases included tenant improvements of $1.51 per square foot per year of the lease term and approximately one week of free rent per year of the lease term. Capital Markets • Equity: During the quarter, HTA issued and sold $1.7 billion of equity comprised of $1.6 billion from the sale of common stock in an underwritten public offering at an average price of $28.50 per share, and $125.7 million from the sale of common stock under the ATM at an average price of $31.45 per share. • Debt: In June 2017, HTA issued in a public offering a total of $900.0 million in senior unsecured notes at an average interest rate of 3.4% and an average duration of 7.7 years and consist of $400.0 million of 5-year unsecured senior notes, with a coupon of 2.95% per annum, and $500.0 million of 10-year unsecured senior notes, with a coupon of 3.75% per annum. HTA also entered into a $286.0 million financing with the seller in the Duke acquisition with a 4.0% per annum interest rate and an outside maturity date in 2021. Company Overview 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 4

Year-to-Date 2017 Highlights Operating • Net Income (Loss) Attributable to Common Stockholders: Decreased to $7.6 million, compared to year-to-date 2016. Earnings per diluted share decreased to $0.05 per diluted share, compared to year-to-date 2016. Total revenues increased $43.7 million due to the continued growth in HTA’s operations, however, the increase in revenues was primarily offset by the increase in transaction expenses related to second quarter investments, including the loss on extinguishment of debt related to the bridge facility fees paid in connection with the Duke acquisition. • FFO: As defined by NAREIT, increased 13.7%, to $114.4 million, compared to year-to-date 2016. FFO per diluted share decreased 5.4%, to $0.70 per diluted share, compared to year-to-date 2016. • Normalized FFO: Increased 19.5%, to $129.8 million, compared to year-to-date 2016. Normalized FFO per diluted share decreased 1.3% to $0.79 per diluted share, compared to year-to-date 2016. • Normalized FAD: Increased 15.0%, to $113.5 million, compared to year-to-date 2016. • Same-Property Cash NOI: Increased $4.3 million, or 3.1%, to $144.4 million, compared to year-to-date 2016. Same-Property rental revenue increased $3.5 million, or 2.2%, to $162.5 million, compared to year-to-date 2016. Portfolio • Investments: HTA completed investments of $2.6 billion, which included a 50% ownership in a unconsolidated joint venture, to acquire medical office buildings and development properties totaling approximately 6.3 million square feet of GLA that were 92% leased as of the date of acquisition. • Dispositions: HTA completed the disposition of a medical office building located in Texas for a gross sales price of $5.0 million (approximately 48,000 square feet of GLA). • Leasing: HTA entered into new and renewal leases on approximately 1.3 million square feet of GLA, or 5.4%, of its portfolio. Tenant retention for the Same-Property portfolio was 78% by GLA year-to-date, which included approximately 1.0 million square feet of expiring leases. Renewal leases included tenant improvements of $1.47 per square foot per year of the lease term and approximately one week of free rent per year of the lease term. • Leased Rate: At the end of the quarter, HTA had a leased rate for its portfolio of 92.0% by GLA and 91.6% for its Same-Property portfolio. Balance Sheet and Capital Markets • Balance Sheet: At the end of the quarter, HTA had total leverage of 30.4% measured as debt to market capitalization, and 6.3x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Total liquidity at the end of the quarter was $935.9 million, including $844.5 million of availability under its unsecured revolving credit facility and $91.4 million of cash and cash equivalents. • Debt and Equity: During the six months ended June 30, 2017, HTA issued and sold approximately $1.7 billion in equity at an average price of $28.70 per share and issued $1.2 billion in debt. These transactions were used to substantially finance HTA’s 2017 investments and position its investment grade balance sheet for future growth. Subsequent Events • Investments: Subsequent to the end of the quarter, HTA completed investments with an aggregate purchase price of $149.2 million totaling approximately 292,000 square feet of GLA that was 99% leased as of the acquisition date and located substantially in certain of HTA’s key markets. • Dividends: On July 31 2017, HTA’s Board of Directors increased the quarterly dividend run rate by 1.7% to $0.305 per share of common stock, representing an annualized rate of $1.22 per share of common stock. • Debt: On July 27, 2017, HTA entered into an amended and restated $1.3 billion unsecured credit agreement which increased the amount available under the unsecured revolving credit facility to $1.0 billion and extended the maturities of the unsecured revolving credit facility to June 30, 2022 and February 1, 2023 for the $300 million unsecured term loan. The interest rate on the unsecured credit agreement decreased to adjusted LIBOR plus a margin ranging from 0.83% to 1.55% per annum based on HTA’s credit rating. The other existing terms of the unsecured credit agreement before the amendment remained substantially unchanged. Company Overview 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 5

Company Overview

## Financial Highlights

*(unaudited and dollars in thousands, except per share data)*

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 2Q17 | 1Q17 | 4Q16 | 3Q16 | 2Q16 |
| **INCOME ITEMS** | | | | | |
| Revenues | $ 139,879 | $ 124,347 | $ 122,039 | $ 118,340 | $ 113,234 |
| NOI [(1)(2)] | 96,419 | 85,327 | 83,587 | 81,455 | 78,173 |
| Adjusted EBITDA [(1)(3)] | 442,316 | 319,132 | 312,340 | 311,776 | 294,256 |
| FFO [(1)(3)] | 54,185 | 60,231 | 60,944 | 53,972 | 53,273 |
| Normalized FFO [(1)(3)] | 69,643 | 60,133 | 59,513 | 57,132 | 56,461 |
| Normalized FAD [(1)(3)] | 60,618 | 52,865 | 52,197 | 49,222 | 50,061 |
| Net income attributable to common stockholders per diluted share | $ (0.03) | $ 0.09 | $ 0.11 | $ 0.04 | $ 0.09 |
| FFO per diluted share | 0.30 | 0.41 | 0.42 | 0.38 | 0.38 |
| Normalized FFO per diluted share | 0.39 | 0.41 | 0.41 | 0.40 | 0.40 |
| Same-Property Cash NOI growth [(4)] | 3.1% | 3.2% | 2.9% | 3.3% | 3.1% |
| Fixed charge coverage ratio [(5)] | 4.39x | 4.30x | 4.20x | 4.08x | 4.06x |

| | As of | | | | |
|---|---|---|---|---|---|
| | 2Q17 | 1Q17 | 4Q16 | 3Q16 | 2Q16 |
| **ASSETS** | | | | | |
| Gross real estate investments | $ 6,796,889 | $ 4,360,906 | $ 4,320,613 | $ 4,255,076 | $ 4,058,071 |
| Total assets | 6,366,758 | 3,753,017 | 3,747,844 | 3,715,890 | 3,532,289 |
| **CAPITALIZATION** | | | | | |
| Total debt | $ 2,784,162 | $ 1,811,208 | $ 1,768,905 | $ 1,712,598 | $ 1,631,642 |
| Total capitalization [(6)] | 9,154,526 | 6,409,685 | 6,020,188 | 6,476,814 | 6,227,027 |
| Total debt/market capitalization | 30.4% | 28.3% | 29.4% | 26.4% | 26.2% |

(1) Refer to pages 22 and 23 for the reporting definitions of NOI, Adjusted EBITDA, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 14 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 8 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Net Income to Adjusted EBITDA.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 9 for details.

HTA LISTED NYSE

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 6

Investments in Real Estate (1) $ 6.8 Total portfolio GLA (2) 24.0 Leased rate 92% Same-Property portfolio tenant retention rate (YTD) (3) 78% % of GLA on-campus/aligned 97% % of invested dollars in key markets & top 75 MSAs (4) 94% Investment grade tenants (5) 46% Credit rated tenants (5) 61% Weighted average remaining lease term for all buildings (6) 5.9 Weighted average remaining lease term for single-tenant buildings (6) 8.4 Weighted average remaining lease term for multi-tenant buildings (6) 4.6 Credit ratings (by Moody’s and Standard & Poor’s) Baa2(Negative)/BBB(Stable) Cash and cash equivalents (2) $ 91.4 Debt/market capitalization 30.4% Weighted average interest rate per annum on portfolio debt (7) 3.47% Building Type Presence in Top MSAs (8) Company Snapshot (as of June 30, 2017) Company Overview 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 7 (1) Amount presented in billions. Refer to page 22 for the reporting definition of Investments in Real Estate. (2) Amounts presented in millions. (3) Refer to page 23 for the reporting definition of Retention. (4) Refer to page 22 for the reporting definition of Metropolitan Statistical Area. (5) Amounts based on annualized base rent. (6) Amounts presented in years. (7) Includes the impact of interest rate swaps. (8) Refer to page 12 for a detailed table of HTA’ s Key Markets and Top 75 MSA Concentration. % of Portfolio (based on GLA) % of Portfolio (based on invested dollars) Medical Office Buildings 94% Hospitals 5% Senior Care 1% Additional Top 75 MSAs 41.4%All Other Markets 6.4% Dallas, TX 12.1% Houston, TX 6.3% Boston, MA 6.0% Atlanta, GA 4.8% Indianapolis, IN 4.1% Hartford/ New Haven, CT 3.9% Phoenix, AZ 3.9%Tampa, FL 3.8% Orange County/Los Angeles, CA 3.7% Denver, CO 3.6%

Financial Information

## FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

*(unaudited and in thousands, except per share data)*

| FFO, Normalized FFO and Normalized FAD | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 2Q17 | 2Q16 | 2Q17 | 2Q16 |
| Net (loss) income attributable to common stockholders | $ (5,918) | $ 13,074 | $ 7,627 | $ 22,934 |
| Depreciation and amortization expense related to investments in real estate | 54,968 | 44,411 | 101,657 | 81,932 |
| Gain on sale of real estate, net | — | (4,212) | (3) | (4,212) |
| Impairment | 5,093 | — | 5,093 | — |
| Proportionate share of joint venture depreciation, amortization and other adjustments | 42 | — | 42 | — |
| **FFO attributable to common stockholders** | $ 54,185 | $ 53,273 | $ 114,416 | $ 100,654 |
| Transaction expenses [1] | 430 | 2,062 | 714 | 3,875 |
| (Gain) loss on change in fair value of derivative financial instruments, net | (45) | 658 | (884) | 3,450 |
| Loss on extinguishment of debt, net | 10,386 | 22 | 10,418 | 22 |
| Noncontrolling income from partnership units included in diluted shares | 44 | 446 | 469 | 591 |
| Other normalizing items, net [2] | 4,643 | — | 4,643 | (16) |
| **Normalized FFO attributable to common stockholders** | $ 69,643 | $ 56,461 | $ 129,776 | $ 108,576 |
| Other income | (6) | (72) | (14) | (125) |
| Non-cash compensation expense | 1,309 | 1,230 | 3,839 | 3,033 |
| Straight-line rent adjustments, net | (1,616) | (1,024) | (2,825) | (2,475) |
| Amortization of (below) and above market leases/leasehold interests and corporate assets, net | 511 | 413 | 784 | 1,153 |
| Deferred revenue - tenant improvement related | (11) | (7) | (11) | (7) |
| Amortization of deferred financing costs and debt discount/premium, net | 853 | 776 | 1,639 | 1,493 |
| Recurring capital expenditures, tenant improvements and leasing commissions | (10,065) | (7,716) | (19,705) | (12,984) |
| **Normalized FAD attributable to common stockholders** | $ 60,618 | $ 50,061 | $ 113,483 | $ 98,664 |
| Net (loss) income attributable to common stockholders per diluted share | $ (0.03) | $ 0.09 | $ 0.05 | $ 0.17 |
| FFO adjustments per diluted share, net | 0.33 | 0.29 | 0.65 | 0.57 |
| **FFO attributable to common stockholders per diluted share** | $ 0.30 | $ 0.38 | $ 0.70 | $ 0.74 |
| Normalized FFO adjustments per diluted share, net | 0.09 | 0.02 | 0.09 | 0.06 |
| **Normalized FFO attributable to common stockholders per diluted share** | $ 0.39 | $ 0.40 | $ 0.79 | $ 0.80 |
| Weighted average diluted common shares outstanding [3] | 180,672 | 140,512 | 163,490 | 135,876 |

| Adjusted EBITDA | Three Months Ended |
|---|---|
| | 2Q17 |
| Net loss | $ (5,852) |
| Depreciation and amortization expense | 55,353 |
| Interest expense and net change in fair value of derivative financial instruments | 17,900 |
| Proportionate share of joint venture depreciation, amortization and other adjustments | 42 |
| **EBITDA** | $ 67,443 |
| Transaction expenses | 430 |
| Impairment | 5,093 |
| Loss on extinguishment of debt, net | 10,386 |
| Non-cash compensation expense | 1,309 |
| Pro forma impact of acquisitions | 21,275 |
| Other normalizing items, net | 4,643 |
| | 110,579 |
| **Adjusted EBITDA** | $ 442,316 |

(1) For the three and six months ended 2Q17, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

(2) For the three and six months ended 2Q17, other normalizing items include $4.6 million of compensation and severance payments to Duke employees pursuant to the Duke purchase agreements in connection with the Duke acquisition that were included in transaction expenses on HTA' s condensed consolidated statements of operations. In addition, other normalizing items excludes lease termination fees as they are deemed to be generated in the ordinary course of business.

(3) For the three months ended 2Q17 these securities are anti-dilutive on a GAAP basis as a result of HTA' s net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.

HTA LISTED NYSE

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Financial Information

# Capitalization, Interest Expense and Covenants

*(as of June 30, 2017, dollars and shares in thousands, except stock price)*

## Capitalization

| | |
|---|---|
| Unsecured revolving credit facility | $ — |
| Unsecured term loans | 500,000 |
| Unsecured senior notes | 1,850,000 |
| Secured mortgage loans | 455,147 |
| Deferred financing costs, net | (15,124) |
| Discount, net | (5,861) |
| **Total debt** | $ 2,784,162 |
| Stock price (as of June 30, 2017) | $ 31.11 |
| Total diluted common shares outstanding | 204,769 |
| **Equity capitalization** | $ 6,370,364 |
| **Total capitalization** | $ 9,154,526 |
| Total undepreciated assets | $ 7,274,486 |
| Debt/market capitalization | 30.4% |
| Debt/undepreciated assets | 38.3% |
| Debt/Adjusted EBITDA ratio | 6.3x |


Equity 70%
Secured Debt 5%
Unsecured Debt 25%

## Interest Expense

| | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 2Q17 | 2Q16 | 2Q17 | 2Q16 |
| Interest related to derivative financial instruments | $ 239 | $ 659 | $ 563 | $ 1,304 |
| (Gain) loss on change in fair value of derivative financial instruments, net [(1)] | (45) | 658 | (884) | 3,450 |
| Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments | 194 | 1,317 | (321) | 4,754 |
| Interest related to debt | 17,706 | 13,989 | 33,764 | 28,117 |
| Total interest expense | $ 17,900 | $ 15,306 | $ 33,443 | $ 32,871 |
| Interest expense excluding net change in fair value of derivative financial instruments | $ 17,945 | $ 14,648 | $ 34,327 | $ 29,421 |

## Covenants

| Bank Loans | Required | 2Q17 |
|---|---|---|
| Total leverage | ≤ 60% | 36% |
| Secured leverage | ≤ 30% | 6% |
| Fixed charge coverage | ≥ 1.50x | 4.39x |
| Unencumbered leverage | ≤ 60% | 34% |
| Unencumbered coverage | ≥ 1.75x | 4.30x |

| Senior Notes | Required | 2Q17 |
|---|---|---|
| Total leverage | ≤ 60% | 40% |
| Secured leverage | ≤ 40% | 6% |
| Unencumbered asset coverage | ≥ 150% | 271% |
| Interest coverage | ≥ 1.50x | 4.45x |

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Unsecured Revolving Credit Facility due 2020 Secured Mortgage Loans Unsecured Term Loan due 2019 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Senior Notes due 2023 Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 $2,000,000 $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2017 2018 2019 2020 2021 Thereafter Financial Information Debt Composition and Maturity Schedule (as of June 30, 2017, dollars in thousands) 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 10 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgage Loans Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 Total 2017 $ — $ 2,291 $ — $ — $ — $ — $ — $ — $ 2,291 2018 — 100,827 — — — — — — 100,827 2019 — 105,940 300,000 — — — — — 405,940 2020 — 144,892 — — — — — — 144,892 2021 — 3,933 — 300,000 — — — — 303,933 Thereafter — 97,264 — — 400,000 300,000 200,000 350,000 500,000 1,847,264 Subtotal — 455,147 300,000 300,000 400,000 300,000 200,000 350,000 500,000 2,805,147 Deferred financing costs, net — (227) (1,342) (1,740) (2,791) (1,980) (1,799) (1,478) (3,767) (15,124) Premiums (discounts), net — 1,768 — (1,312) (245) (1,455) — (2,090) (2,527) (5,861) Total $ — $ 456,688 $ 298,658 $ 296,948 $ 396,964 $ 296,565 $ 198,201 $ 346,432 $ 493,706 $ 2,784,162 Stated rate (1) 2.30% 4.31% 2.40% 3.38% 2.95% 3.70% 2.90% 3.50% 3.75% 3.45% Hedged rate (2) 2.30% 4.46% 2.40% 3.38% 2.95% 3.70% 2.93% 3.50% 3.75% 3.47% Debt Composition (1) The stated rate on the debt instrument as of the end of the period. (2) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. (3) Rate does not include the 20 basis point facility fee that is payable on the entire $850 million revolving credit facility. (4) Does not reflect the 1-year extension at the option of the borrower which could extend the term loan to 2020. Debt Maturity Schedule $2,291 $100,827 $405,940 $144,892 $303,933 $1,847,264 (4) (3)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA MatureWell MOB College Station, TX January 100% $ 13,600 23 Medical Village of Tampa MOB Tampa, FL March 100 21,100 55 Dignity MOB (11 buildings) AZ & CA May 87 150,000 591 Northwest Houston MOB (4 buildings) Cypress/Houston, TX May 99 137,600 370 Texas Health MOB Fort Worth, TX May 100 38,500 78 Duke Asset Acquisition (68 properties & 1 land parcel) (1) Various May/June 93 2,169,129 4,916 Optimal MOB (5 buildings) Tampa, FL June 100 47,833 128 Lake Norman MOB (3 buildings) Charlotte, NC June 54 16,590 143 Total $ 2,594,352 6,304 Portfolio Information Investment Activity (as of June 30, 2017, dollars and GLA in thousands) 2017 Acquisitions Annual Investments (2) 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 11 (1) includes HTA’s investment in an unconsolidated joint venture of $68.8 million as of the date of acquisition. (2) Excludes real estate note receivables and corporate assets. 2017 Dispositions As of June 30, 2017, HTA has invested $6.8 billion primarily in MOBs and other healthcare assets comprising 24.0 million square feet of GLA. Acquisitions Dispositions $2,400,000 $1,900,000 $1,400,000 $900,000 $400,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Property Market Date Disposed Disposition Price GLA Baylor Medical MOB Waxahachie, TX February $ 5,000 48 $413,150 $542,976 $455,950 $802,148 $68,314 ($39,483) $294,937 $397,826 $271,510 $439,530 $700,764 ($35,685)($82,885) ($5,000) $2,594,352

Portfolio Information

# Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

*(as of June 30, 2017, dollars and GLA in thousands)*

## Regional Portfolio Distribution

| Region | Investment | % of Investment | Total GLA | % of Portfolio | Annualized Base Rent [1] | % of Annualized Base Rent |
|---|---|---|---|---|---|---|
| Southwest | $ 2,612,365 | 38.3% | 8,110 | 33.8% | $ 175,055 | 34.5% |
| Southeast | 1,915,948 | 28.0 | 7,132 | 29.7 | 148,947 | 29.4 |
| Northeast | 1,266,889 | 18.5 | 4,690 | 19.6 | 103,939 | 20.5 |
| Midwest | 1,029,365 | 15.1 | 4,039 | 16.8 | 78,383 | 15.5 |
| Northwest | 7,750 | 0.1 | 23 | 0.1 | 528 | 0.1 |
| **Total** | $ 6,832,317 | 100% | 23,994 | 100% | $ 506,852 | 100% |

## Key Markets and Top 75 MSA Concentration [2]

| Key Markets | Investment | % of Investment | Total GLA | % of Portfolio | Annualized Base Rent | % of Annualized Base Rent |
|---|---|---|---|---|---|---|
| Dallas, TX | $ 824,024 | 12.1% | 1,934 | 8.1% | $ 45,777 | 9.0% |
| Houston, TX | 430,979 | 6.3 | 1,583 | 6.6 | 31,341 | 6.2 |
| Boston, MA | 410,730 | 6.0 | 1,037 | 4.3 | 32,396 | 6.4 |
| Atlanta, GA | 325,186 | 4.8 | 1,088 | 4.5 | 22,648 | 4.5 |
| Indianapolis, IN | 281,768 | 4.1 | 1,396 | 5.8 | 24,174 | 4.8 |
| Hartford/New Haven, CT | 269,177 | 3.9 | 953 | 4.0 | 20,097 | 4.0 |
| Phoenix, AZ | 267,781 | 3.9 | 1,315 | 5.5 | 24,163 | 4.8 |
| Tampa, FL | 262,614 | 3.8 | 757 | 3.2 | 16,645 | 3.3 |
| Orange County/Los Angeles, CA | 255,042 | 3.7 | 615 | 2.6 | 14,893 | 2.9 |
| Denver, CO | 246,957 | 3.6 | 538 | 2.2 | 16,919 | 3.3 |
| Miami, FL | 223,537 | 3.3 | 996 | 4.1 | 21,042 | 4.1 |
| Chicago, IL | 190,778 | 2.8 | 382 | 1.6 | 9,706 | 1.9 |
| Raleigh, NC | 185,564 | 2.7 | 608 | 2.5 | 14,840 | 2.9 |
| Albany, NY | 179,253 | 2.6 | 881 | 3.7 | 16,091 | 3.2 |
| Greenville, SC | 179,070 | 2.6 | 965 | 4.0 | 18,178 | 3.6 |
| Austin, TX | 164,425 | 2.4 | 408 | 1.7 | 8,193 | 1.6 |
| Milwaukee, WI | 156,782 | 2.3 | 498 | 2.1 | 11,656 | 2.3 |
| Orlando, FL | 156,300 | 2.3 | 510 | 2.1 | 10,609 | 2.1 |
| Pittsburgh, PA | 148,612 | 2.2 | 1,094 | 4.6 | 20,540 | 4.0 |
| White Plains, NY | 126,144 | 1.9 | 333 | 1.4 | 8,405 | 1.7 |
| **Top 20 MSAs** | 5,284,723 | 77.3 | 17,891 | 74.6 | 388,313 | 76.6 |
| Additional Top 75 MSAs | 1,107,192 | 16.3 | 4,334 | 18.0 | 84,161 | 16.6 |
| **Total Key Markets & Top 75 MSAs** | $ 6,391,915 | 93.6% | 22,225 | 92.6% | $ 472,474 | 93.2% |

(1) Refer to page 22 for the reporting definition of Annualized Base Rent.
(2) Key markets are titled as such based on HTA's concentration in the respective MSA.

HTA LISTED NYSE

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 12

Portfolio Information

## Development Summary and Capital Expenditures

*(as of June 30, 2017, dollars and GLA in thousands)*

### Development Summary - Property Information

| Development | Market | Total GLA | % Leased |
|---|---|---|---|
| **Unstabilized** | | | |
| Main Line Bryn Mawr MOB | Philadelphia, PA | 101 | 57% |
| Centegra Health MOB | Chicago, IL | 81 | 83 |
| **Stabilized** | | | |
| BS&W EMC - Grand Prairie MOB | Fort Worth, TX | 27 | 100 |
| Baptist Memorial Oxford MOB | Memphis, TN | 80 | 90 |
| UNC REX Holly Springs MOB | Raleigh, NC | 45 | 100 |
| Memorial Hermann Plaza II MOB | Houston, TX | 99 | 100 |
| Providence Facey MOB | Orange County, CA | 37 | 100 |
| **Total** | | 470 | 90% |

### Development Summary - Financial Information

| Development | Estimated Completion | Total Cost | Construction in Progress | Costs to Complete |
|---|---|---|---|---|
| **Unstabilized** | | | | |
| Main Line Bryn Mawr MOB | 1Q17 | $ 32,296 | $ 29,466 | $ 2,830 |
| Centegra Health MOB | 1Q17 | 24,625 | 23,237 | 1,388 |
| **Stabilized** | | | | |
| BS&W EMC - Grand Prairie MOB | 4Q17 | 14,775 | 7,741 | 7,034 |
| Baptist Memorial Oxford MOB | 4Q17 | 19,091 | 16,639 | 2,452 |
| UNC REX Holly Springs MOB | 4Q17 | 13,712 | 5,778 | 7,934 |
| Memorial Hermann Plaza II MOB | 2Q18 | 20,674 | 856 | 19,818 |
| Providence Facey MOB | 2Q18 | 17,980 | 988 | 16,993 |
| **Total** | | $ 143,153 | $ 84,705 | $ 58,449 |
| Stabilized Yield | 6.8% | | | |

### Capital Expenditures

| | Three Months Ended 2Q17 |
|---|---|
| Recurring capital expenditures | $ 3,857 |
| Tenant improvements - 2nd generation | 3,178 |
| Lease commissions | 3,030 |
| **Total recurring capital expenditures** | $ 10,065 |
| Capital expenditures - 1st generation/acquisition | 1,077 |
| Tenant improvements - 1st generation | 2,258 |
| Redevelopment | 348 |
| **Total capital expenditures** | $ 13,748 |

HTA LISTED NYSE

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Portfolio Information

## Same-Property Performance and NOI

*(as of June 30, 2017, unaudited and dollars and GLA in thousands)*

### Same-Property Performance

| | Three Months Ended | | | Sequential | | Year-Over-Year | |
|---|---|---|---|---|---|---|---|
| | 2Q17 | 1Q17 | 2Q16 | $ Change | % Change | $ Change | % Change |
| Rental revenue | $ 85,571 | $ 85,645 | $ 83,966 | $ (74) | (0.1)% | $ 1,605 | 1.9% |
| Tenant recoveries | 22,906 | 22,494 | 21,158 | 412 | 1.8 | 1,748 | 8.3 |
| Total rental income | 108,477 | 108,139 | 105,124 | 338 | 0.3 | 3,353 | 3.2 |
| Expenses | 33,435 | 33,455 | 32,329 | (20) | (0.1) | 1,106 | 3.4 |
| **Same-Property Cash NOI** | $ 75,042 | $ 74,684 | $ 72,795 | $ 358 | 0.5 % | $ 2,247 | 3.1% |

| | As of | | |
|---|---|---|---|
| | 2Q17 | 1Q17 | 2Q16 |
| Number of buildings | 305 | 305 | 305 |
| GLA | 15,899 | 15,898 | 15,900 |
| Leased GLA, end of period | 14,561 | 14,560 | 14,560 |
| Leased %, end of period | 91.6% | 91.6% | 91.6% |

### NOI [1]

| | Three Months Ended | |
|---|---|---|
| | 2Q17 | 2Q16 |
| Net (loss) income | $ (5,852) | $ 13,516 |
| General and administrative expenses | 8,472 | 6,813 |
| Transaction expenses [2] | 5,073 | 2,062 |
| Depreciation and amortization expense | 55,353 | 44,738 |
| Impairment | 5,093 | — |
| Interest expense and net change in fair value of derivative financial instruments | 17,900 | 15,306 |
| Gain on sale of real estate, net | — | (4,212) |
| Loss on extinguishment of debt, net | 10,386 | 22 |
| Other income | (6) | (72) |
| **NOI** | $ 96,419 | $ 78,173 |
| **NOI percentage growth** | 23.3% | |
| | | |
| NOI | $ 96,419 | $ 78,173 |
| Straight-line rent adjustments, net | (1,616) | (1,024) |
| Amortization of (below) and above market leases/leasehold interests, net and lease termination fees | 126 | 77 |
| Cash NOI | $ 94,929 | $ 77,226 |
| Notes receivable interest income | (294) | — |
| Non Same-Property Cash NOI | (19,593) | (4,431) |
| **Same-Property Cash NOI** | $ 75,042 | $ 72,795 |
| **Same-Property Cash NOI percentage growth** | 3.1% | |

(1) Refer to pages 22 and 23 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(2) For the period ended 2Q17, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Portfolio Information

# Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

*(as of June 30, 2017, dollars and GLA in thousands)*

## Portfolio Diversification by Type

| | Number of Buildings | Number of States | GLA | % of Total GLA | Annualized Base Rent | % of Annualized Base Rent |
|---|---|---|---|---|---|---|
| **Medical Office Buildings** | | | | | | |
| Single-tenant | 116 | 22 | 6,294 | 26.2% | $ 134,960 | 26.6% |
| Multi-tenant | 309 | 31 | 16,236 | 67.7 | 330,554 | 65.3 |
| **Other Healthcare Facilities** | | | | | | |
| Hospitals | 20 | 7 | 1,109 | 4.6 | 36,096 | 7.1 |
| Senior care | 3 | 1 | 355 | 1.5 | 5,242 | 1.0 |
| Total | 448 | 33 | 23,994 | 100% | $ 506,852 | 100% |

| | Number of Buildings | Number of States | GLA | % of Total GLA | Annualized Base Rent | % of Annualized Base Rent |
|---|---|---|---|---|---|---|
| **Net-Lease/Gross-Lease** | | | | | | |
| Net-lease | 293 | 30 | 15,267 | 63.6% | $ 330,781 | 65.3% |
| Gross-lease | 155 | 20 | 8,727 | 36.4 | 176,071 | 34.7 |
| **Total** | 448 | 33 | 23,994 | 100% | $ 506,852 | 100% |

## Historical Campus Proximity [1][2]

| | As of | | | | |
|---|---|---|---|---|---|
| | 2Q17 | 1Q17 | 4Q16 | 3Q16 | 2Q16 |
| Off-campus aligned | 26% | 29% | 30% | 29% | 30% |
| On-campus | 71 | 67 | 67 | 68 | 67 |
| On-campus/aligned | 97% | 96% | 97% | 97% | 97% |
| Off-campus/non-aligned | 3 | 4 | 3 | 3 | 3 |
| **Total** | 100% | 100% | 100% | 100% | 100% |

## Ownership Interests [3]

| | Number of Buildings | GLA | Annualized Base Rent | % of Annualized Base Rent | As of [1] 2Q17 | 1Q17 | 4Q16 | 3Q16 | 2Q16 |
|---|---|---|---|---|---|---|---|---|---|
| **Fee Simple** | 304 | 14,782 | $ 318,098 | 63% | 62% | 69% | 68% | 68% | 68% |
| Customary Health System Restrictions | 129 | 8,222 | 167,940 | 33 | 34 | 26 | 26 | 26 | 26 |
| Economic with Limited Restrictions | 5 | 262 | 6,684 | 1 | 1 | 1 | 2 | 2 | 2 |
| Occupancy Health System Restrictions | 10 | 728 | 14,130 | 3 | 3 | 4 | 4 | 4 | 4 |
| **Leasehold Interest Subtotal** | 144 | 9,212 | 188,754 | 37 | 38 | 31 | 32 | 32 | 32 |
| **Total** | 448 | 23,994 | $ 506,852 | 100% | 100% | 100% | 100% | 100% | 100% |

(1) Percentages shown as percent of total GLA.
(2) Refer to page 23 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(3) Refer to pages 22 and 23 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

HTA LISTED NYSE

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Portfolio Information

## Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations

*(as of June 30, 2017, dollars and GLA in thousands)*

### Historical Leased Rate

| | As of | | | | |
|---|---|---|---|---|---|
| | 2Q17 | 1Q17 | 4Q16 | 3Q16 | 2Q16 |
| Total portfolio leased rate | 92.0% | 91.8% | 91.9% | 91.8% | 92.2% |
| On-campus/aligned leased rate | 92.0% | 91.8% | 91.9% | 91.8% | 92.3% |
| Off-campus/non-aligned leased rate | 92.3% | 90.3% | 90.1% | 90.8% | 89.4% |
| Total portfolio occupancy rate | 91.1% | 91.0% | 91.2% | 91.3% | 91.6% |

### New and Renewal Leasing Activity

| | Total GLA | Average Term (1) | Average Base Rent (2) Expiring | Average Base Rent (2) Starting | Tenant Improvements (2) | Leasing Commissions (2) |
|---|---|---|---|---|---|---|
| **1Q 2017** | | | | | | |
| New Leases | 172 | 5.5 | $ 21.60 | $ 22.51 | $ 18.09 | $ 2.28 |
| Renewal Leases | 604 | 4.9 | 23.18 | 22.64 | 7.16 | 1.24 |
| **Total 1Q 2017** | 776 | 5.0 | $ 23.07 | $ 22.63 | $ 9.62 | $ 1.48 |
| **2Q 2017** | | | | | | |
| New Leases | 107 | 5.8 | $ 24.76 | $ 23.97 | $ 20.46 | $ 1.75 |
| Renewal Leases | 412 | 4.4 | 21.92 | 22.19 | 6.64 | 0.94 |
| **Total 2Q 2017** | 519 | 4.7 | $ 22.19 | $ 22.36 | $ 9.49 | $ 1.11 |
| **YTD 2017** | | | | | | |
| New Leases | 279 | 5.6 | $ 23.16 | $ 23.23 | $ 18.97 | $ 2.08 |
| Renewal Leases | 1,016 | 4.7 | 22.67 | 22.46 | 6.96 | 1.12 |
| **Total YTD 2017** | 1,295 | 4.9 | $ 22.71 | $ 22.52 | $ 9.57 | $ 1.33 |

### Tenant Lease Expirations

| Expiration | Number of Expiring Leases | Total GLA of Expiring Leases | % of GLA of Expiring Leases | Annualized Base Rent of Expiring Leases | % of Total Annualized Base Rent |
|---|---|---|---|---|---|
| Month-to-month | 135 | 328 | 1.5% | $ 6,743 | 1.3% |
| 2017 | 257 | 744 | 3.5 | 16,975 | 3.3 |
| 2018 | 437 | 1,861 | 8.6 | 41,033 | 8.1 |
| 2019 | 379 | 1,746 | 8.1 | 45,441 | 9.0 |
| 2020 | 296 | 1,224 | 5.7 | 30,300 | 6.0 |
| 2021 | 393 | 2,175 | 10.1 | 47,691 | 9.4 |
| 2022 | 261 | 1,597 | 7.4 | 38,277 | 7.5 |
| 2023 | 116 | 1,086 | 5.0 | 22,573 | 4.5 |
| 2024 | 136 | 1,713 | 7.9 | 38,363 | 7.6 |
| 2025 | 110 | 696 | 3.2 | 14,964 | 3.0 |
| 2026 | 93 | 765 | 3.6 | 14,775 | 2.9 |
| Thereafter | 874 | 7,631 | 35.4 | 189,717 | 37.4 |
| **Total** | 3,487 | 21,566 | 100% | $ 506,852 | 100% |

(1) Amounts presented in years.
(2) Amounts presented per square feet.

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Portfolio Information

# Key Health System Relationships and In-House Property Management and Leasing Platform

*(as of June 30, 2017, dollars and GLA in thousands, except as otherwise noted)*

## Key Health System Relationships [1]

| Health System | Weighted Average Remaining Lease Term [2] | Credit Rating | Total Leased GLA | % of Leased GLA | Annualized Base Rent | % of Annualized Base Rent |
|---|---|---|---|---|---|---|
| Baylor Scott & White Health | 8 | Aa3 | 738 | 3.4% | $ 19,095 | 3.8% |
| Highmark-Allegheny Health Network [3] | 5 | Baa2 | 914 | 4.2 | 17,615 | 3.5 |
| Community Health Systems (TN) | 6 | B2 | 737 | 3.4 | 15,790 | 3.1 |
| Greenville Health System | 7 | A1 | 798 | 3.7 | 15,415 | 3.0 |
| Kindred Healthcare | 7 | B2 | 438 | 2.0 | 13,041 | 2.6 |
| Select Medical Group | 7 | B3 | 278 | 1.3 | 11,726 | 2.3 |
| Tufts Medical Center | 10 | Aa2 | 252 | 1.2 | 9,952 | 2.0 |
| Steward Health Care System | 9 | B2 | 380 | 1.8 | 9,418 | 1.9 |
| Hospital Corporation of America | 4 | B1 | 356 | 1.7 | 9,008 | 1.8 |
| Tenet Healthcare System | 8 | B2 | 379 | 1.8 | 8,971 | 1.8 |
| Providence St. Joseph Health | 2 | Aa3 | 262 | 1.2 | 8,682 | 1.7 |
| Ascension Health | 2 | Aa2 | 288 | 1.3 | 8,262 | 1.6 |
| SCL Health | 14 | Aa3 | 167 | 0.8 | 8,150 | 1.6 |
| Harbin Clinic | 10 | N/A | 313 | 1.5 | 6,601 | 1.3 |
| Aurora Health Care | 7 | A2 | 277 | 1.3 | 6,385 | 1.3 |
| Adventist Health | 4 | Aa2 | 294 | 1.4 | 6,384 | 1.3 |
| Marion County Health & Hospitals [4] | 26 | Aa1 | 273 | 1.3 | 5,929 | 1.2 |
| **Total** | | | 7,144 | 33.3% | $ 180,424 | 35.8% |

## In-House Property Management and Leasing Platform

As of June 30, 2017, HTA's in-house property management and leasing platform operated approximately 22.4 million square feet of GLA, or 93%, of HTA's total portfolio.


Key Market
Portfolio Property
Regional Offices (includes corporate headquarters)
On-site Management Offices

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.
(4) HTA owns a 50% interest in this unconsolidated joint venture.

HTA LISTED NYSE
2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 17

Adventist Health (Aa2), headquartered in Roseville, California, serves more than 75 communities in the western states.  Adventist Health consists of 20 hospitals, more than 280 clinics, 14 home care agencies, 7 hospice agencies, 4 joint-venture retirement communities, and approximately 5,000 medical staff.  In 2016, Adventist Health had more than 6.3 million patient visits. Ascension Health (Aa2), located in St. Louis, Missouri, is the largest non-profit health system in the United States which includes approximately 150,000 associates and 36,000 aligned providers.  Ascension Health operates 2,500 sites including 141 hospitals and 30 senior living facilities located in 22 states and the District of Columbia.  In 2016, Ascension Health had over 39 million patient visits to their care locations. Baylor Scott & White Health (Aa3), headquartered in Dallas, Texas, is the largest not-for-profit health care system in Texas.  Baylor Scott & White Health was started in 2013 with the combination of Baylor Health Care System and Scott & White Healthcare.  BS&W includes 48 hospitals, more than 1,000 patient care sites, and more than 9,600 active physicians.  BS&W provides inpatient, outpatient, rehabilitation, and emergency medical services helping 5.1 million patients annually. Community Health Systems (TN) (B2), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 137 affiliated hospitals in 21 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (B1), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 171 hospitals, 118 freestanding surgery centers in 20 states and the United Kingdom employing approximately 233,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Providence St. Joseph Health (Aa3), based in Seattle, Washington and Irvine, California, is held together by Providence Health and Services and St. Joseph Health, a not-for-profit health and social services system that will serve as the parent organization for more than 100,000 caregivers (employees) across seven states. Steward Health Care System (B2), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care Network, and Steward Home Care. Tenet Healthcare System (B2), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 80 hospitals, over 470 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Portfolio Information Health System Relationship Highlights 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 18

As of 2Q17 4Q16 ASSETS Real estate investments: Land $ 461,340 $ 386,526 Building and improvements 5,699,968 3,466,516 Lease intangibles 635,330 467,571 Construction in progress 251 — 6,796,889 4,320,613 Accumulated depreciation and amortization (907,728) (817,593) Real estate investments, net 5,889,161 3,503,020 Investment in unconsolidated joint venture 68,901 — Cash and cash equivalents 91,444 11,231 Restricted cash and escrow deposits 33,176 13,814 Receivables and other assets, net 175,340 173,461 Other intangibles, net 108,736 46,318 Total assets $ 6,366,758 $ 3,747,844 LIABILITIES AND EQUITY Liabilities: Debt $ 2,784,162 $ 1,768,905 Accounts payable and accrued liabilities 135,214 105,034 Derivative financial instruments - interest rate swaps 1,569 1,920 Security deposits, prepaid rent and other liabilities 55,286 49,859 Intangible liabilities, net 78,779 37,056 Total liabilities 3,055,010 1,962,774 Commitments and contingencies Redeemable noncontrolling interests 4,663 4,653 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 200,646,523 and 141,719,134 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively 2,006 1,417 Additional paid-in capital 4,384,483 2,754,818 Accumulated other comprehensive loss (816) — Cumulative dividends in excess of earnings (1,164,607) (1,068,961) Total stockholders’ equity 3,221,066 1,687,274 Noncontrolling interests 86,019 93,143 Total equity 3,307,085 1,780,417 Total liabilities and equity $ 6,366,758 $ 3,747,844 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 19

Financial Statements

## Condensed Consolidated Statements of Operations

*(unaudited and in thousands, except per share data)*

| | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 2Q17 | 2Q16 | 2Q17 | 2Q16 |
| **Revenues:** | | | | |
| Rental income | $ 139,525 | $ 113,144 | $ 263,518 | $ 220,394 |
| Interest and other operating income | 354 | 90 | 708 | 155 |
| Total revenues | 139,879 | 113,234 | 264,226 | 220,549 |
| **Expenses:** | | | | |
| Rental | 43,523 | 35,061 | 82,543 | 68,414 |
| General and administrative | 8,472 | 6,813 | 16,895 | 13,586 |
| Transaction | 5,073 | 2,062 | 5,357 | 3,875 |
| Depreciation and amortization | 55,353 | 44,738 | 102,409 | 82,566 |
| Impairment | 5,093 | — | 5,093 | — |
| Total expenses | 117,514 | 88,674 | 212,297 | 168,441 |
| **Income before other income (expense)** | 22,365 | 24,560 | 51,929 | 52,108 |
| Interest expense: | | | | |
| Interest related to derivative financial instruments | (239) | (659) | (563) | (1,304) |
| Gain (loss) on change in fair value of derivative financial instruments, net | 45 | (658) | 884 | (3,450) |
| Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments | (194) | (1,317) | 321 | (4,754) |
| Interest related to debt | (17,706) | (13,989) | (33,764) | (28,117) |
| Gain on sale of real estate, net | — | 4,212 | 3 | 4,212 |
| Loss on extinguishment of debt, net | (10,386) | (22) | (10,418) | (22) |
| Income from unconsolidated joint venture | 63 | — | 63 | — |
| Other income | 6 | 72 | 14 | 125 |
| **Net (loss) income** | $ (5,852) | $ 13,516 | $ 8,148 | $ 23,552 |
| Net income attributable to noncontrolling interests | (66) | (442) | (521) | (618) |
| **Net (loss) income attributable to common stockholders** | $ (5,918) | $ 13,074 | $ 7,627 | $ 22,934 |
| **Earnings per common share - basic:** | | | | |
| Net (loss) income attributable to common stockholders | $ (0.03) | $ 0.10 | $ 0.05 | $ 0.17 |
| **Earnings per common share - diluted:** | | | | |
| Net (loss) income attributable to common stockholders | $ (0.03) | $ 0.09 | $ 0.05 | $ 0.17 |
| **Weighted average common shares outstanding:** | | | | |
| Basic | 176,464 | 136,528 | 159,218 | 132,932 |
| Diluted | 176,464 | 140,512 | 163,490 | 135,876 |
| **Dividends declared per common share** | $ 0.300 | $ 0.295 | $ 0.600 | $ 0.590 |

2Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 20

Six Months Ended 2Q17 2Q16 Cash flows from operating activities: Net income $ 8,148 $ 23,552 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 100,536 81,362 Share-based compensation expense 3,839 3,033 Bad debt expense 227 386 Impairment 5,093 — Income from unconsolidated joint venture (63) — Gain on sale of real estate, net (3) (4,212) Loss on extinguishment of debt, net 10,418 22 Change in fair value of derivative financial instruments (884) 3,450 Changes in operating assets and liabilities: Receivables and other assets, net (2,969) (667) Accounts payable and accrued liabilities 14,272 (5,983) Security deposits, prepaid rent and other liabilities 1,907 (4,543) Net cash provided by operating activities 140,521 96,400 Cash flows from investing activities: Investments in real estate (2,202,815) (336,760) Investment in unconsolidated joint venture (68,839) — Development of real estate (348) — Proceeds from the sale of real estate 4,746 23,368 Capital expenditures (26,022) (21,826) Restricted cash, escrow deposits and other assets (19,362) (426) Net cash used in investing activities (2,312,640) (335,644) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 305,000 336,000 Payments on unsecured revolving credit facility (393,000) (293,000) Proceeds from unsecured senior notes 900,000 — Payments on secured mortgage loans (74,319) (22,791) Deferred financing costs (9,400) — Debt extinguishment costs (10,391) — Security deposits 1,964 765 Proceeds from issuance of common stock 1,624,222 292,984 Repurchase and cancellation of common stock (3,339) (2,287) Dividends paid (85,683) (76,018) Distributions paid to noncontrolling interest of limited partners (2,722) (1,331) Net cash provided by financing activities 2,252,332 234,322 Net change in cash and cash equivalents 80,213 (4,922) Cash and cash equivalents - beginning of period 11,231 13,070 Cash and cash equivalents - end of period $ 91,444 $ 8,148 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 21

2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 22 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus: (i) depreciation and amortization; (ii) interest expense and net change in the fair value of derivative financial instruments; (iii) proportionate share of joint venture depreciation, amortization and other adjustments; (iv) transaction expenses; (v) impairment; (vi) gain or loss on the sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) non-cash compensation expense; (ix) pro forma impact of our acquisitions/dispositions; and (x) other normalizing items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system lessor that include restrictions on tenants that may be considered competitive with the hospital, which may include provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; and (viii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

2Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 23 Reporting Definitions - Continued Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant our properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.